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                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement") is made this 14th day of December, 2001, by and between Noble Automotive Group, Inc., a Michigan corporation ("Noble" or "Purchaser"), David Langevin ("Langevin") and James Patton ("Patton") (Langevin and Patton may sometimes be referred to herein individually as "Owner" and collectively as "Owners"). The Owners and the Purchaser are referred to from time to time in this Agreement together as the "Parties" and individually as a "Party."

                                   Background

         A. Langevin is the owner of 100 shares of the issued and outstanding capital stock of Construction Equipment Direct, Inc., a Tennessee corporation, representing 50% of the issued and outstanding stock of CED.

         B. Patton is the owner of 100 shares of the issued and outstanding capital stock of Construction Equipment Direct, Inc., a Tennessee corporation, representing 50% of the issued and outstanding stock of CED.

         C. The Purchaser desires to purchase from the Owners and Owners desire to sell 162 shares of the issued and outstanding capital stock of CED (the "Acquired Stock") owned by Owners on the terms and conditions set forth in this Agreement. The Acquired Stock represents all of the issued and outstanding capital stock of CED.

         D. Following the sale herein, Langevin and Patton will each own nineteen (19) shares of the stock of CED and NAG will hold 162 shares of the stock of CED.

         WHEREAS, each Owner has deemed it advisable he enter into this Agreement; and

         WHEREAS, Purchaser has deemed it advisable to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    AGREEMENT

                                    ARTICLE I
                     PURCHASE AND SALE OF SHARES AND CLOSING

         1.1 PURCHASE AND SALE. Upon and subject to the terms and conditions of this Agreement, the Owners, jointly and severally, will sell, convey, transfer, assign and deliver the Acquired Stock to the Purchaser, free and clear of all Liens, and the Purchaser will purchase Acquired Stock from the Owners, as of the Closing Date (as defined below), so that after



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Closing, Purchaser shall own Eight-Nine percent (89%) of CED in exchange for the considerations set forth below.

         1.2 PURCHASE PRICE. The purchase price payable by the Purchaser to the Owners for the Acquired Stock is Seven Hundred Thousand Dollars ($700,000) (the "Purchase Price"). The Purchase Price shall be paid as follows:

                  a. Contemporaneous herewith, Purchaser shall deliver to Langevin, Fifty Three Thousand Eight Hundred Forty-Six (53,846) freely trading, unrestricted shares of the common stock of Buyer, par value $.001.

                  b. Contemporaneous herewith, Purchaser shall deliver to Patton, Three Hundred Fifty Thousand and 00/100 Dollars ($350,000).

         1.3 CLOSING.

                  (a) Subject to the conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Purchaser, 20101 Hoover Road, Detroit, Michigan, at 10:00 o'clock a.m., local time, on December 14, 2001, or at such other time, place and date as may be mutually agreed on by the Parties. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date" and the Closing will be deemed to be effective as of the beginning of business on the Closing Date.

                  (b) At the Closing, in consideration of the Purchaser's delivery of the Purchase Price, the Owners will deliver to the Purchaser the following:

                          (i) certificates representing the Acquired Stock duly
endorsed for transfer or accompanied by duly executed assignments separate from certificate.

                          (ii) An option agreement in favor of Purchaser (the
"Call Option") covering all the shares of CED held by Patton and Langevin (the "Owners Stock") which provides that Purchaser may acquire the Owners Stock jointly or severally for the sum of $1.00, upon the voluntary or involuntary separation of employment by Patton and/or Langevin from CED, whether with or without cause.

                  (c) At the Closing, or as soon as practical thereafter, Purchaser shall deliver to Langevin, a purchase option agreement (the "Purchase Option") which provides that Langevin, or his assigns, may purchase the Acquired Stock as follows:

                           (i)      $850,000; and
                           (ii)     Bank Fees, Accrued Interest and Principal;
                           (iii)    Investment Banking Fee of $161,000;
                           (iv) Any other out-of-pocket expenses incurred by Purchaser.


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         1.4 CERTAIN DEFINITIONS; CONSTRUCTION AND INTERPRETATION.

                  (a) For purposes of this Agreement:

                          "Lien" means any pledge, lien (including any tax
lien), charge, claim, community property interest, condition, equitable interest, encumbrance, security interest, mortgage, option, restriction on transfer (including any buy-sell agreement or right of first refusal or offer), forfeiture, penalty, equity or other right of another person of every nature and description whatsoever.

                          "Person" or "person" means an individual or any
corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization, or other business organization, any legal entity, or a government or governmental entity.

                  (b) The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof may arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF OWNERS AND CED

         The Owners represent and warrant to the Purchaser that the following representations and warranties are true and correct.

         2.1. ORGANIZATION OF CED; QUALIFICATION; CAPITALIZATION.

                  (a) CED (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and (ii) has all requisite power and authority to own, lease and operate its respective properties and to carry on its respective business as now being conducted.

                  (b) CED is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which (i) property owned, leased or operated by it, or (ii) the nature of its business makes such qualification necessary.

                  (c) All issued and outstanding shares of capital stock of CED are validly issued and outstanding, fully paid and non-assessable, and owned beneficially and of record by Owners.

                          (i) CED has not granted, issued or entered into any
security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (A) calls for the issuance, sale, pledge



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or other disposition of any capital stock or any securities convertible into, or exchangeable for, or other rights to acquire, any capital stock, or (B) obligates it to grant, offer or enter into any of the foregoing;

                          (ii) there are no outstanding phantom stock rights or
other equity-based rights issued by CED;

                          (iii) there are no outstanding contractual obligations
of CED to repurchase, redeem or otherwise acquire any capital stock;

                          (iv) as of the date of this Agreement there are no
voting trusts, proxies or other agreements or understandings to which CED is a party with respect to the (A) voting of capital stock, (B) dividends or distributions on account of such capital stock, or (C) the transfer or disposition of such capital stock.

         2.2 AUTHORITY; NO VIOLATION OR CONSENT.

                  (a) CED has full power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement and all corporate proceedings required to be taken by or on its part to authorize the execution, delivery and performance of this Agreement have been duly and properly taken. This Agreement has been duly and validly executed and delivered by the Owners and constitutes a valid and binding agreement of the Owners enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (b) The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, and the compliance with the terms of this Agreement do not and will not:

                          (i) conflict with or result in any breach of any
provision of the Articles of Incorporation or bylaws of CED or the terms of any agreement or other instrument to which CED is a party or by which any of its property may be bound;

                          (ii) to Owners' knowledge, violate or conflict with
any law, ordinance, code, rule, regulation, decree, order or ruling of any court or governmental authority, to which CED or any of its assets or any of the Acquired Stock is subject;

                          (iii) require, to the Owners' knowledge, any
authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority; or




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         2.3 NO SUBSIDIARIES OR INVESTMENTS. CED does not beneficially own, directly or indirectly, any outstanding voting stock, capital stock, partnership interests or other equity interests of any other corporation, limited liability company, partnership or other entity,

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to Owners that the following representations and warranties are true and correct.

         3.1 ORGANIZATION OF THE PURCHASER. The Purchaser is a corporation and is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         3.2 AUTHORITY; NO VIOLATION OR CONSENT.

                  (a) Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement and all corporate proceedings required to be taken by or on its part to authorize the execution, delivery and performance of this Agreement have been duly and properly taken. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (b) The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with the terms of this Agreement do not and will not:

                          (i) conflict with or result in any breach of any
provision of the Purchaser's Articles of Incorporation or Bylaws or the terms of any agreement or other instrument to which the Purchaser is a party or by which it or any of its property may be bound;

                          (ii) to Purchaser's knowledge, violate or conflict
with any law, ordinance, code, rule, regulation, decree, order or ruling of any court or governmental authority, to which the Purchaser or any of the Purchaser's assets is subject; or

                          (iii) require, to the Purchaser's knowledge, any
authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority.




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                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

         4.1 CONSENTS. Each Party will use its respective commercially reasonable efforts to obtain consents of all Persons and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

         4.2 FURNISHING INFORMATION; ANNOUNCEMENTS. Each Party will, as soon as practicable after reasonable request therefor, furnish to the other Parties all the information concerning the Parties required for inclusion in any statement or application made to any governmental or regulatory body in connection with the transactions contemplated by this Agreement. No Party may issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement, without the prior consent of the other Parties, except as, in the reasonable judgment of the Party determining to issue such press release or make such public statement, is otherwise required by law or by any stock exchange or automated quotation system on which the shares of the Party are listed, and then only upon prompt prior notice to the other Party at least forty-eight hours prior to making any such press release or public announcement.

         4.3 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the Parties agrees to use its commercially reasonable efforts, at its own expense, to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary to carry out or perform a Party's obligations under this Agreement, such Party may take, at its own expense, such necessary action.

                                    ARTICLE V
                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

         The obligations of the Purchaser required to be performed by it at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Purchaser as provided in this Agreement except as otherwise required by applicable law.

         5.1 REPRESENTATIONS AND WARRANTIES; AGREEMENTS. Each of the representations and warranties of the Owners contained in this Agreement must be true and correct in all material respects as of the Closing as if made on the Closing Date. As of the Closing, the Owners must have, in all material respects, duly performed and complied with each of its obligations required by this Agreement to be performed by it at or prior to the Closing.

         5.2 ABSENCE OF LITIGATION. No order, stay, injunction or decree of any court of competent jurisdiction may be in effect that prevents or delays the consummation of any of the


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transactions contemplated by this Agreement or that could adversely effect the transactions contemplated by this Agreement.

                                   ARTICLE VI
                     CONDITIONS TO OBLIGATIONS OF THE OWNERS

         The obligations of the Owners required to be performed by it at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Owners as provided in this Agreement except as otherwise required by applicable law.

         6.1 REPRESENTATIONS AND WARRANTIES; AGREEMENTS. Each of the representations and warranties of the Purchaser contained in this Agreement must be true and correct in all material respects as of the Closing as if made on the Closing Date. As of the Closing, the Purchaser must have, in all material respects, duly performed and complied with each of its obligations required by this Agreement to be performed by it at or prior to the Closing.

         6.2 ABSENCE OF LITIGATION. No order, stay, injunction or decree of any court of competent jurisdiction may be in effect that prevents or delays the consummation of any of the transactions contemplated by this Agreement or that could adversely effect the transactions contemplated by this Agreement.

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1. INDEMNIFICATION. The Parties will indemnify each other as set forth below.

                  (a) The Owners, jointly and severally, will indemnify and hold harmless the Purchaser and its stockholders, officers, directors, employees, representatives, and agents, from and against any and all Losses, as defined in this section, arising out of, based upon or resulting from (i) any breach of any representation or warranty of which is contained in or made pursuant to this Agreement, and (ii) any breach or nonfulfillment by the Owners of any of its covenants, agreements or other obligations contained in or made pursuant to this Agreement.

                  (b) The Purchaser will indemnify and hold harmless, the Owners from and against any and all Losses arising out of, based upon or resulting from
(i) any breach of any representation or warranty of the Purchaser which is contained in or made pursuant to this Agreement, and (ii) any breach or nonfulfillment by the Purchaser of any of its covenants, agreements or other obligations contained in or made pursuant to this Agreement.

                  (c) For purposes of this Section 7.1, "Losses" means and includes damages, liabilities and claims, and (to the extent that the person that is obligated to provide such indemnification maintains or has maintained liability insurance and such coverage is applicable to the person entitled to indemnification (an "Indemnified Party")), insurance benefits paid to or




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for the benefit or protection of the Indemnified Party. Losses include all reasonable fees, costs and expenses related thereto, including the Indemnified Party's legal expenses; however, notwithstanding anything herein to the contrary, for purposes of the Agreement "Losses" shall not exceed $500,000 in the aggregate. Indemnification pursuant to this Section 7.1 shall constitute each parties' sole and exclusive remedy for any action whatsoever existing under this Agreement.

         7.2 SURVIVAL. Except as otherwise set forth in this Agreement, the representations, warranties, covenants and agreements contained in this Agreement, or in any Schedule, certificate, document or statement delivered pursuant to this Agreement, will survive the Closing for a period of six months from the date hereof and will be deemed to have been relied upon and will not be affected in any respect by the Closing.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 TERMINATION. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date notwithstanding any requisite approval and adoption of this Agreement by the Parties:

                  (a) by mutual written consent duly authorized by the Owners and the Purchaser; or

                  (b) by the Owners or the Purchaser if any court or governmental entity of competent jurisdiction has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action is or has become final and non-appealable; or

         8.2 NOTICES. All notices or other communications required or permitted under this Agreement must be given in writing and must be either delivered by hand or by overnight courier as follows:

                  If to the Purchaser:

                           Noble International, Ltd.
                           Attn: Michael C. Azar, Esq.
                           20101 Hoover Road
                           Detroit, Michigan  48205

                  If to the Owners:

                           David Langevin and James Patton
                           Gerard Klauer Mattison
                           529 Fifth Avenue
                           New York,  NY  10017


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or such other address as may be furnished in writing by such Party, and any such notice or communication will be effective and be deemed to have been given as of the date so delivered; provided, however, that any notice or communication changing any of the addresses set forth above will be effective and deemed given only upon its receipt.

         8.3 ASSIGNMENT. This Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, and the provisions of Article VII of this Agreement will inure to the benefit of the indemnified parties referred to therein; provided, however, that neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned by any of the Parties without the prior written consent of the other parties, except that the Owners may assign this Agreement and such rights, interests and obligations to a wholly owned direct or indirect subsidiary of the Owners.

         8.6 COUNTERPARTS. This Agreement may be executed with counterpart signature pages or in two or more counterparts (including facsimile transmissions of such signature pages), all of which will be considered one and the same agreement and each of which will be deemed an original.

         8.7 GOVERNING LAW. This Agreement will be governed by the laws of the United States and the State of Michigan (regardless of the laws that might be applicable under principles of conflicts or choice of law) as to all matters including matters of validity, construction, effect and performance.

         8.9 THIRD PARTIES. Nothing in this Agreement may be deemed to be for the benefit of, or enforceable by or on behalf of any Party, including any employee or former employee of Forming or Processing, any dependent or beneficiary of any such employee, any labor union or other organization, any obligee, owner or holder of any obligation or liability, other than the Parties and the Indemnified Parties.

         8.10 EXPENSES. Each Party will pay its own fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement (including the fees of any attorneys, financial advisors and others), whether or not such transactions are consummated.

         The Parties executed this Stock Purchase Agreement as of the day and year first above written.

PURCHASER:                             NOBLE AUTOMOTIVE GROUP, INC.

                                       By:      ________________________________
                                       Name:    Michael C. Azar
                                       Its:     Vice President and Secretary


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OWNERS:

                                       ---------------------------------
                                       David Langevin

                                       ---------------------------------
                                       James Patton


                                       CONSTRUCTION EQUIPMENT DIRECT, INC.,
                                       A TENNESSEE CORPORATION


                                       By:
                                          -----------------------------------
                                          Name:
                                          Its:



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                                   EXHIBIT A


                                 PROMISSORY NOTE



         [TO COME]






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                                    EXHIBIT B

                                 PROMISSORY NOTE

[TO COME]